Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 16, 2017, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of Mattersight Corporation and subsidiaries on Form 10-K for the year ended December 31, 2016.  We consent to the incorporation by reference of said reports in the Registration Statements of Mattersight Corporation on Forms S-3 (File Nos. 333-180153, effective May 24, 2012; 333-193146, effective February 6, 2014; 333-198091, effective August 25, 2014; and 333-202744, effective April 8, 2015) and Forms S-8 (File Nos. 333-96473, effective February 9, 2000; 333-30374, effective February 14, 2000; 333-68540, effective August 28, 2001; 333-101031, effective November 6, 2002; 333-143114, effective May 21, 2007; 333-150671, effective May 6, 2008; 333-172187, effective February 11, 2011; and 333-194543, effective March 13, 2014).

/s/ GRANT THORNTON LLP

Chicago, Illinois

March 16, 2017